Exhibit 99.1

Avon Announces Pricing and Upsizing of Senior Secured Notes Offering

(New York, New York) – August 4, 2016 – Avon Products, Inc. (NYSE: AVP) (the “Company” or “Avon”) announced today that Avon International Operations, Inc., Avon’s wholly-owned subsidiary (the “Issuer”), priced an offering (the “Offering”) of $500,000,000 in aggregate principal amount of its 7.875% Senior Secured Notes due 2022 (the “Notes”). The aggregate principal amount of the Notes offered was increased from $400,000,000. The Offering is expected to close on August 15, 2016.
The Company intends to use the proceeds from the Offering, together with cash on hand, to complete tender offers for certain series of the Company’s existing senior notes, which it launched concurrently with the Offering.
The Notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act, and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an applicable exemption from such registration.
This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Forward-Looking Information
In addition to historical information, this release contains forward-looking statements that are not historical facts or information may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation,” “could,” “will,” “would” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions, expectations, plans and forecasts regarding the Company's and the Issuer’s current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of the Company or the Issuer to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements.

Additional information identifying such factors is contained in Item 1A of Avon’s Annual Report on Form 10-K for the year ended December 31, 2015, Avon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and other reports and documents that Avon files with the U.S. Securities and Exchange Commission. Avon undertakes no obligation to update any forward-looking statements.
All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and Avon does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.
About Avon Products, Inc.
Avon is the company that for 130 years has proudly stood for beauty, innovation, optimism and, above all, for women. Avon products include well-recognized and beloved brands such as ANEW, Avon Color, Avon Care, Skin-So-Soft, and Advance Techniques sold through nearly 6 million active independent Avon Sales Representatives.
Contacts

INVESTORS: Gina Grant 212-282-5320 investor.relations@avon.com or ICR, Inc. Allison Malkin/Caitlin Morahan 203-682-8200	MEDIA: Brunswick Group Claudia Gray (212) 333-3810